UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

Vital Farms, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39411	27-0496985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 South Congress Avenue Suite C100 Austin, Texas		78704
(Address of Principal Executive Offices)		(Zip Code)

(877) 455-3036

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VITL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

Vital Farms, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 11, 2025. As further described in Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of officers to the maximum extent permitted by law (the “Officer Exculpation Amendment”) as permitted pursuant to Section 102(b)(7) of the Delaware General Corporation Law. The Officer Exculpation Amendment was previously approved by the Company’s Board of Directors, subject to stockholder approval. Following the Annual Meeting, the Company filed the Officer Exculpation Amendment with the Secretary of State of the State of Delaware on June 11, 2025.

The Officer Exculpation Amendment only permits the exculpation of officers for claims that do not involve breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. In addition, under the Officer Exculpation Amendment, the exculpation of officers would not apply to claims brought by or in the right of the Company, such as derivative claims.

The foregoing description of the Officer Exculpation Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Officer Exculpation Amendment, a copy of which is attached as Exhibit 3.1 to this report and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The final results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting held on June 11, 2025 are set forth below. These proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2025 (the “Proxy Statement”).

Proposal No. 1: Stockholders elected each of the three nominees to serve as directors until the 2028 annual meeting of stockholders and until their respective successors are elected and qualified. The votes were cast as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Glenda Flanagan	35,158,786	1,705,268	3,009,307
Denny Marie Post	24,538,229	12,325,825	3,009,307
Gisel Ruiz	24,593,121	12,270,933	3,009,307

Proposal No. 2: Stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2025. The votes were cast as follows:

Votes For	Votes Against	Abstained
39,611,714	68,975	192,672

Proposal No. 3: Stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
34,318,470	2,248,282	297,302	3,009,307

Proposal No. 4: Stockholders indicated, on a non-binding, advisory basis, their preference for one year as the frequency of holding future non-binding advisory votes on the compensation of the Company’s named executive officers. The votes were cast as follows:

1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
36,561,991	18,742	230,471	52,850	3,009,307

Proposal No. 5: Stockholders approved the Officer Exculpation Amendment described in Item 3.03 of this Current Report on Form 8-K. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
33,976,386	2,616,883	270,785	3,009,307

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Vital Farms, Inc., filed with the Delaware Secretary of State on June 11, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Farms, Inc.

Dated: June 17, 2025	By:	/s/ Joanne Bal
Joanne Bal
General Counsel, Corporate Secretary and Head of Impact